Innovid Announces Preliminary Unaudited First Quarter 2023 Revenue and Earnings Conference Call Date

NEW YORK - April 17, 2023 - Innovid Corp. (NYSE:CTV) (the “Company”), an independent advertising platform for delivery, personalization and measurement of converged TV across linear, connected TV (CTV) and digital, today announced preliminary unaudited estimated first quarter 2023 revenues and the timing of the Company’s first quarter 2023 earnings release and conference call.
Based on a preliminary assessment, the Company expects to report first quarter 2023 revenue of approximately $30 million, exceeding the Company’s previous guidance of $27 million to $29 million.
“We are encouraged by our early positive results, and remain laser-focused on profitable growth and execution while carefully managing our expense structure in pursuit of our long-term targets,” said Innovid CEO Zvika Netter. “We look forward to sharing more details on our upcoming earnings conference call.”
First Quarter 2023 Earnings Release and Conference Call
Innovid will release first quarter 2023 financial results before the market open on Tuesday, May 9, 2023. The Company will host a conference call to discuss its results at 8:30 a.m. ET that same day. Hosting the call will be Zvika Netter, Co-founder and Chief Executive Officer, Tanya Andreev-Kaspin, Chief Financial Officer, and Tal Chalozin, Chief Technology Officer.
The conference call will be available via webcast at investors.innovid.com. To participate via telephone, please dial 877-407-3211 (toll free) or 201-389-0862 (international). Following the call, a replay of the webcast will be available for 90 days on the Innovid Investor Relations website.
Preliminary Results
The Company is currently in the process of finalizing its full financial results for the quarter ended March 31, 2023 and applying its normal closing procedures and, therefore, the estimated revenues presented above reflect various assumptions and estimates based only upon information available to the Company as of the date hereof. As a result, while the Company considers the preliminary revenue figure to be a reasonable estimate, it remains subject to change and actual results may differ due to developments or other information that may arise between now and the time the full financial results for the first quarter ended March 31, 2023 are finalized.
Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. The Company's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," "aim," “remain,” “focused,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations regarding its future financial results, including for the quarter ended March 31, 2023, expected growth and the expected benefits resulting from its partnerships and leadership. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including the Company’s finalization of normal closing procedures related to the quarter ended March 31, 2023, Innovid's ability to raise financing in the future, success in retaining or recruiting officers, key employees or directors, changes in applicable laws or regulations, Innovid's ability to maintain and expand relationships with advertisers, decreases and/or changes in CTV audience viewership behavior, Innovid's ability to make the right investment decisions and to innovate and develop new solutions, the accuracy of Innovid's estimates of market opportunity, forecasts of market growth and projections of future financial performance, the extent of investment required in Innovid's sales and marketing efforts, Innovid's ability to effectively manage its growth, the impact of the coronavirus pandemic, acquisition related risks, and other important factors discussed under the caption "Risk Factors" in Innovid's prospectus on Form 424(b)(3) filed with the SEC on December 30, 2021, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC's website at www.sec.gov and the Investor Relations section of Innovid's website at investors.innovid.com. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
About Innovid
Innovid (NYSE: CTV) powers advertising delivery, personalization, and measurement across linear, connected TV (CTV) and digital for the world's largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit www.innovid.com or follow us on LinkedIn or Twitter.
Contacts
Investors
John T. Williams
IR@innovid.com

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